UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CARD ACTIVATION TECHNOLOGIES INC.
(Name of Registrant as specified in its charter)

Delaware	20-5769015
(State or other jurisdiction of incorporation or jurisdiction)	(I.R.S. Employer Identification Number)

53 West Jackson Blvd., Suite 1618
Chicago, Illinois 60604-3749
(312) 972-1662
(Address of principal executive offices)

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common shares, par value of $0.0001 per Share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box ☒

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares with a par value of $0.0001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form SB-2 (File No. 333-139677) as originally filed with the Securities and Exchange Commission on December 26, 2006 or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.	Exhibits

3		Articles of Incorporation (incorporated by reference from [Issuer] Registration Statement on Form SB-2 filed on December 26, 2006, Registration No. 333-139677)
3	(ii)	By-laws (incorporated by reference from [Issuer] Registration Statement on Form SB-2 filed on December 26, 2006, Registration No. 333-139677)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

By:

/s William P. Williams
By: William P. Williams
President, CEO, Director

September 12, 2007